UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2023, WaveDancer, Inc., (“WAVD”) and its wholly owned subsidiary, FFN, Inc.(“FFN”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Firefly Neuroscience, Inc. (“Firefly”). In accordance with the Merger Agreement, FFN will merge into Firefly which will become a wholly owned subsidiary of WAVD, WAVD will change its name to Firefly Neuroscience, Inc., and the Firefly shares will be converted into WAVD shares (“Merger”). The Merger is subject to material conditions, including the approval of the Firefly stockholders and the approval of the WAVD stockholders to the issuance of the shares in the Merger as required by the Nasdaq Stock Market. The board of directors of Firefly after the Merger will consist of five members, one of whom will be designated by WAVD.

On November 15, 2023, WAVD entered into a Stock Purchase Agreement with Wavetop Solutions, Inc.(“Wavetop”), a company owned and controlled by WAVD’s chief executive officer, to sell all of the outstanding shares of Tellenger, Inc. to Wavetop. Tellenger is the company through which WAVD operates its day-to-day business.

Transaction Documents

Merger Agreement

Structure and Consideration

At the effective time of the Merger,

●	all outstanding Firefly preferred shares will convert into shares of Firefly common stock,
●	all outstanding shares of Firefly common stock will be converted into WAVD shares,
●	the outstanding shares of FFN will be converted into Firefly shares,
●	all issued and outstanding Firefly warrants and options will become exercisable for WAVD common shares, and
●	WAVD’s name shall become Firefly Neuroscience, Inc.

The exchange ratio which will apply to the conversion of the Firefly shares of common stock and the exercise of the Firefly options and warrants will be based upon the Firefly equity interests on a fully diluted basis representing between 88% and 92% of the combined fully diluted shares of both Firefly and WAVD. For such purposes, WAVD’s post-closing shares shall be determined by dividing such post-closing fully diluted shares by the percentage equity the WAVD equity holders are to retain and subtracting therefrom the number of the WAVD post-closing fully diluted shares. The amount of equity between 8% and 12% that the WAVD stockholders shall retain will be based upon the amount of net cash, if any, that WAVD possesses at the effective time of the Merger.  At the effective time of the Merger, WAVD is required to have no liabilities and to not retain any material assets other than cash.

Closing under the Merger Agreement is subject to certain conditions including that Tellenger is sold and that Firefly is listed on the Nasdaq Stock Market.

Representations, Warranties and Covenants

Pursuant to the Merger Agreement, WAVD and Firefly are making representations and warranties that shall not survive the closing of the Merger.

The covenants made under the Merger Agreement will generally not survive the closing.  The covenants contain the obligation of WAVD to file a registration statement on Form S-4 and a proxy statement to obtain the approval of the WAVD stockholders.

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing including by the mutual consent of WAVD and Firefly, if the closing has not occurred by May 31, 2024, subject to the right of either party to gain a 31 day extension, if the requisite stockholder approvals have not been obtained,  upon uncured breaches of representations, warranties and covenants or if a court of competent jurisdiction permanently restrains the Merger from occurring.

The foregoing description of the Merger Agreement is not complete and is qualified in all respects to the Merger Agreement which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference.

Tellenger Stock Purchase Agreement

Wavetop has agreed to purchase all the outstanding shares of Tellenger under a Stock Purchase Agreement for a total purchase price of $1.5 million plus the assumption of the employment agreements that WAVD possesses with Jamie Benoit, Gwen Pal and Stan Reese which includes the obligation to pay severance under such agreements.  The purchase price shall be paid in full at the closing less the amount of WAVD’s bank loan should the bank allow Wavetop and/or Tellenger to assume the remaining $500,000 due under WAVD’s credit facility.  No representations regarding Tellenger are being made under the Stock Purchase Agreement and WAVD is not indemnifying Wavetop in connection with the purchase nor is any part of the purchase price being escrowed for the benefit of Wavetop.

The foregoing description of the Stock Purchase Agreement is not complete and is qualified in all respects to the Stock Purchase Agreement which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On November 16, 2023, WAVD issued a press release (the “Press Release”) announcing the entry into the Merger Agreement. The Press Release is attached to this Current Report as Exhibit 99.1 and incorporated by reference herein.

The information furnished with this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, or the Exchange Act.

Important Information about the Merger and Where to Find It

In connection with the Merger, WAVD will file with the SEC a registration statement registering WAVD shares of common stock. This Current Report does not contain all the information that should be considered concerning the Merger and is not a substitute for any other documents that WAVD may file with the SEC, or that Firefly sends to securities holders in connection with the Merger. It is not intended to form the basis of any investment decision or any other decision in respect to the Merger. Firefly’s stockholders and WAVD’s stockholders and other interested persons are advised to read, when available, the registration statement of WAVD together with its exhibits, as these materials will contain important information about WAVD, Firefly, and the Merger.

The registration statement and other documents to be filed by WAVD with the SEC will also be available free of charge, at the SEC’s website at www.sec.gov, or by directing a request to: WaveDancer, Suite 210, 12015 Lee Jackson Highway, Fairfax, Virginia 22033.

Forward-Looking Statements Regarding the Merger

This Current Report, along with the exhibits attached hereto, contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this Current Report, including statements regarding the benefits of the Merger, the anticipated timing of the completion of the Merger, the products under development by Firefly and the markets in which it plans to operate, the advantages of Firefly’s technology, Firefly’s competitive landscape and positioning, and Firefly’s growth plans and strategies, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by WAVD and its management, and Firefly and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to:

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger;
●	the outcome of any legal proceedings that may be instituted against Firefly or WAVD related to the Merger;
●	failure to realize the anticipated benefits of the Merger;
●	the inability to satisfy the initial listing criteria of Nasdaq or obtain Nasdaq approval of the initial listing of the combined company on Nasdaq;
●
the risk that the price of shares subsequent to the Merger may be volatile due to a variety of factors, including changes in the highly competitive industry in which Firefly operates, variations in performance across competitors, changes in laws, regulations, technologies that may impose additional costs and compliance burdens on Firefly’s operations, macro-economic and social environments affecting Firefly’s business and changes in the combined capital structure;

●	the inability to implement business plans, forecasts, and other expectations after the completion of the Merger;
●	the risk that Firefly has a limited operating history, has not achieved sufficient sales, or may experience significant delays in doing so;
●	the risk that Firefly may never achieve or sustain profitability;
●	the risk that Firefly may be unable to raise additional capital on acceptable terms to finance its operations and remain a going concern; and
●	the risk that Firefly’s estimates of market demand may be inaccurate.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger among WaveDancer, Inc., FFN, Inc., and Firefly Neuroscience, Inc., dated November 15, 2023
2.2	Stock Purchase Agreement between WaveDancer, Inc. and Wavetop Solutions, Inc., dated November 15, 2023
99.1	Press Release dated November 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: November 16, 2023	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer

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